Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Finch Therapeutics Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share
	Equity	Preferred Stock, $0.001 par value per share
	Other	Warrants (4)
	Debt	Debt Securities (5)
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$200,000,000 (2)	$92.70	$18,540.00 (3)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$200,000,000		$18,540.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$18,540.00

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $200,000,000. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act, the securities registered hereunder also include such indeterminate number of securities as may be issued upon conversion or exchange of or exchange for any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)

The proposed maximum aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.